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                                                                     Exhibit 5.1


              [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                                                  August 7, 1998


MMCA Auto Receivables, Inc.
P.O. Box 6038
Cypress, California 90630


          Re:  Registration Statement on Form S-1
               Registration No. 333-58869
               ----------------------------------

Ladies and Gentlemen:

          We are members of the Bar of the State of New York and have acted as special counsel to MMCA Auto Receivables, Inc., as seller ( the "Seller"), and Mitsubishi Motors Credit of America, Inc., as Servicer (the "Servicer"), in connection with the issuance of the __% Class A-1 Asset Backed Notes, __% Class A-2 Asset Backed Notes, __% Class A-3 Asset Backed Notes and __% Class B Asset Backed Notes (collectively, the "Notes") by MMCA Auto Owner Trust 1998-1 (the "Issuer") pursuant to the terms of an Indenture, dated as of August 1, 1998 (the "Indenture"), between the Issuer and Bank of Tokyo-Mitsubishi Trust Company, as Indenture Trustee (the "Indenture Trustee"). The Notes will be sold to the underwriters (the "Underwriters") who are parties to an underwriting agreement (the "Underwriting Agreement") between the Seller and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters. Terms not otherwise defined herein have the meaning assigned to them in the Prospectus (as defined below).

          In this connection, we have examined and relied upon the registration statement for the Notes on Form S-1, Registration No. 333-58869, filed with the Securities and Exchange Commission (the "SEC") on July 10, 1998 and Amendment No. 1 thereto filed with the SEC on August 7, 1998


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Merrill Lynch, Pierce, Fenner &
 Smith Incorporated
 as Representative of the
 several Underwriters
August 7, 1998
Page 2


(collectively, the "Prospectus"), the form of the Indenture and the forms of the other documents to be executed in connection therewith, and we have assumed that the parties to such documents will comply with the terms thereof. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and the Servicer and matters of fact and law as we deem necessary for the purpose of the opinion expressed below.

          In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Seller, the Servicer and others.

          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

          Based upon and subject to the foregoing, we are of the opinion that when the Indenture is executed and delivered by the parties thereto, when the Notes to be issued pursuant to the Indenture have been duly and validly authorized and executed by the Owner Trustee on behalf of the Issuer and have been authenticated by the Indenture Trustee in accordance with the provisions of the Indenture, and when the Notes are paid for by the Underwriters pursuant to

Merrill Lynch, Pierce, Fenner &
 Smith Incorporated
 as Representative of the
 several Underwriters
August 7, 1998
Page 3


the Underwriting Agreement, the Notes will be legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                  Very truly yours,